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                             BARRY L. FRIEDMAN, P.C.
                           Certified Public Accountant

1582 TULITA DRIVE                                       OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                 FAX NO. (702) 896-0278



United States Securities and                                      July 28, 1999
Exchange Commission
Washington, DC 20549                                            re: AXONYX Inc.


Gentlemen:

     I have read the material disclosed in Part II, Item #3 of the amended Form 10-SB. The disclosure is correct as I agree with the statements made by the issuer therein as far as it relates to me.


Very truly yours,


/s/ Barry L. Friedman
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Barry L. Friedman, CPA